UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 7, 2005

BIOSITE INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9975 Summers Ridge Road San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 805-2000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On October 7, 2005, we announced that Robert Anacone has been hired to serve as our senior vice president of worldwide marketing and sales and Winton Gibbons has been hired to serve as our senior vice president strategic and global product marketing. We also announced on October 7, 2005 that we have increased the number of shares of Common Stock reserved for issuance pursuant to our 2002 Nonqualified Stock Incentive Plan (the “2002 Plan”) by 400,000 shares, modified the 2002 Plan to allow for the grant of inducement stock awards to officers in accordance with Nasdaq Rule 4350 and granted certain inducement stock awards to certain of our employees.

A copy of the press release announcing the hiring of Messrs. Anacone and Gibbons is attached to this Form 8-K as Exhibit 99.1. A copy of the press release announcing the modifications to our 2002 Plan and the grant of inducement stock options in accordance with Nasdaq Rule 4350 is attached to this Form 8-K as Exhibit 99.2. Each of the aforementioned exhibits is hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: October 14, 2005	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Biosite Incorporated dated October 7, 2005.

99.2	Press release of Biosite Incorporated dated October 7, 2005.